                                                                     EXHIBIT 1.1

                      8,400,000 SHARES OF COMMON STOCK

                              VAIL RESORTS, INC.

                      U.S. UNDERWRITING AGREEMENT
                      ---------------------------


                                               FEBRUARY __, 1997

BEAR, STEARNS & CO. INC.
FURMAN SELZ LLC
GOLDMAN, SACHS & CO.
SALOMON BROTHERS INC
SCHRODER WERTHEIM & CO.
SMITH BARNEY INC.
  as Representatives of the
  several U.S. Underwriters named
  in Schedule I hereto
     ----------
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Ladies and Gentlemen:

      Vail Resorts, Inc., a Delaware corporation (the "Company"), and each of the selling stockholders listed on Schedule II hereto (the "Selling
                                           -----------
Stockholders"), hereby confirm their respective agreements with you as follows:

      1. U.S. UNDERWRITERS. The term "U.S. Underwriters", as used herein, refers collectively to you and the other underwriters named in Schedule I
                                                               ----------
hereto, for whom you are acting as representatives. Except as may be expressly set forth below, any reference to you in this Agreement shall be solely in your capacity as representatives of the U.S. Underwriters, and the Company and the Selling Stockholders shall be entitled to act and rely upon any statement, request, notice, consent, waiver or agreement purportedly on behalf of any U.S. Underwriter made or given by Bear, Stearns & Co. Inc. ("Bear, Stearns").

      2.  DESCRIPTION OF STOCK.

      (a) The Company and the Selling Stockholders propose to sell to the U.S. Underwriters an aggregate of 8,400,000 shares (the "Firm U.S. Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, upon the terms and subject to the conditions set forth herein. Of the Firm U.S. Shares, 4,000,000 are to be issued and sold by the Company and 4,400,000 in the aggregate are to be sold severally by the Selling Stockholders. The Selling Stockholders also propose to grant to the U.S.

Underwriters the option to purchase, for the sole purpose of covering over-allotments in connection with the sale of the Firm U.S. Shares, an aggregate of up to 1,260,000 additional shares (the "Additional U.S.
Shares") of Common Stock upon the terms and subject to the conditions set forth herein and for the purposes set forth in Section 5(d)-(f) hereof. The Firm U.S. Shares and the Additional U.S. Shares are hereinafter referred to collectively as the "U.S. Shares."

      (b) It is understood and agreed to by all the parties that the Company and each of the Selling Stockholders are concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Company and the Selling Stockholders of an aggregate of 2,100,000 shares (the "Firm International Shares") of Common Stock through arrangements with certain underwriters outside the United States and Canada (the "Managers"), for which Bear, Stearns International Limited, Furman Selz, Goldman Sachs International, Salomon Brothers International Limited, Schroders and Smith Barney Inc. are acting as representatives. Of the Firm International Shares, 1,000,000 are to be issued and sold by the Company and 1,100,000 in the aggregate are to be sold severally by the Selling Stockholders. The Selling Stockholders also propose to grant to the Managers the option to purchase, for the sole purpose of covering over-allotments in connection with the sale of the Firm International Shares, up to an aggregate of 315,000 additional shares (the "Additional International Shares") of Common Stock. The Firm International Shares and the Additional International Shares are collectively referred to herein as the "International Shares," the U.S. Shares and the International Shares are collectively referred to herein as the "Shares" and this Agreement and the International Underwriting Agreement are collectively referred to herein as the "Underwriting Agreements." Two forms of prospectus are to be used in connection with the offering and sale of the Shares contemplated by the foregoing, one relating to the U.S. Shares and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as the context otherwise may require, references hereinafter to any prospectus, whether in preliminary or final form and whether as amended or supplemented, shall include the U.S. and the international versions thereof.

      (c) It is also understood and agreed to by all the parties that the U.S. Underwriters have entered into an agreement with the Managers (the "Agreement Between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the U.S. Underwriters and the Managers and that, pursuant thereto and subject to the conditions set forth therein, the U.S. Underwriters may (i) purchase from the Managers a portion of the International Shares to be sold to the Managers pursuant to the International Underwriting Agreement or (ii) sell to the Managers a portion of the U.S. Shares to be sold to the U.S. Underwriters pursuant to this Agreement. The Company and the Selling Stockholders also understand that any such purchases and sales between the U.S. Underwriters and the Managers shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement.


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      3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company
represents and warrants to, and agrees with, each U.S. Underwriter that:

      (a) The Company meets the requirements for the use of a Registration Statement on Form S-2 under the Securities Act of 1933, as amended (the "Act"), and has prepared and filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Act and the rules and regulations promulgated by the Commission thereunder (the "Regulations"), a registration statement on Form S-2 (File No. 333-5341) relating to the Shares and may have filed one or more amendments thereto, including in each case preliminary prospectuses relating to the offerings of the Shares. The Company next proposes to file with the Commission a further amendment to the registration statement, including therein a final prospectus, necessary to permit the registration statement to become effective or, if no amendment is required for that purpose, then promptly following the effectiveness of the registration statement, the Company proposes to file with the Commission, in accordance with Rules 430A and 424(b)(1) or Rule 424(b)(4) of the Regulations, final prospectuses with respect to the offerings of the Shares, the final prospectus so filed in either case to include all Rule 430A Information (as hereinafter defined) and to conform, in content and form, to the last printer's proof thereof furnished to and approved by you immediately prior to such filing.

      As used in this Agreement, (i) "Effective Date" means the date that the registration statement hereinabove referred to, or the most recent post-effective amendment thereto, if any, is declared effective by the Commission, (ii) "Registration Statement" means such registration statement as last amended prior to the time the same was declared effective by the Commission, including all exhibits and schedules thereto and all Rule 430A Information deemed to be included therein at the Effective Date pursuant to Rule 430A of the Regulations, (iii) "Rule 430A Information" means information with respect to the Shares and the public offerings thereof permitted, pursuant to the provisions of paragraph (a) of Rule 430A of the Regulations, to be omitted from the form of prospectus included in the Registration Statement at the time it is declared effective by the Commission, (iv) "U.S. Prospectus" means the form of final prospectus relating to the U.S. Shares first filed with the Commission pursuant to Rule 424(b) of the Regulations or, if no filing pursuant to Rule 424(b) is required, the form of final prospectus included in the Registration Statement at the Effective Date, (v) "International Prospectus" means the form of final prospectus relating to the International Shares first filed with the Commission pursuant to Rule 424(b) of the Regulations or, if no filing pursuant to Rule 424(b) is required, the form of final prospectus included in the Registration Statement at the Effective Date (the U.S. Prospectus and the International Prospectus are referred to collectively as the "Prospectuses") and (vi) "Preliminary Prospectus" means any preliminary prospectus (as described in Rule 430 of the Regulations) with respect to the Shares that omits Rule 430A Information and shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-2 which were filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case

                                      -3-
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may be, and any reference herein to the terms "amend", "amendment" or
"supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectuses, as the case may be, which is incorporated therein by reference and (ii) any such document so filed.

      (b) The Registration Statement conforms, and on the Effective Date will conform, and the Prospectuses on the date thereof and on the date first filed with the Commission pursuant to Rule 424(b) of the Regulations (if required) will conform, in all material respects with the applicable requirements of the Act and the Regulations. On the Effective Date, the date the Prospectuses are first filed with the Commission pursuant to Rule 424(b) of the Regulations (if required), at all times subsequent thereto to and including the Closing Date (as defined in Section 5(b) hereof) and, if later, the Additional Closing Date (as defined in Section 5(e) hereof), when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectuses is filed with the Commission, and during such longer period as the Prospectuses may require to be delivered in connection with sales of Shares by the U.S. Underwriters, the Managers or a dealer, the Registration Statement and the Prospectuses (as amended or supplemented if the Company shall have filed with the Commission an amendment or supplement thereto) did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein (in the case of the Prospectuses, in light of the circumstances under which they were made) not misleading. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and when any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or an amendment thereof or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto conformed in all material respects with the applicable requirements of the Act and the Regulations thereunder and did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. No representation and warranty, however, is made in this subsection 3(b) by the Company with respect to written information contained in or omitted from the Registration Statement, the Prospectuses, any Preliminary Prospectus, or any amendment or supplement in reliance upon and in conformity with written information with respect to the U.S. Underwriters and the Managers and the plan of distribution of the Shares furnished to the Company on your behalf by Bear, Stearns expressly for use in connection with the preparation thereof.

      (c) Each contract, agreement, instrument, lease, license or other item required to be described in the Registration Statement or the Prospectuses or filed as an exhibit to the Registration Statement has been so described or filed, as the case may be.

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      (d)  Arthur Andersen LLP and Ernst & Young, LLP, with respect to the
Company, and Price Waterhouse LLP, with respect to Ralston Resorts, Inc., are independent public accountants with respect to the Company and Ralston Resorts, Inc., respectively, as required by and within the meaning of the Act and the Regulations. The consolidated financial statements (including the related notes) of the Company, its consolidated subsidiaries, and Ralston Resorts, Inc. (the "Company Financials"), included in the Registration Statement or any Preliminary Prospectus, or to be included in the Prospectuses, fairly present the consolidated financial position, results of operations and cash flows of the Company, its consolidated subsidiaries and Ralston Resorts, Inc., and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. The Company Financials have been prepared in accordance with generally accepted accounting principles as in effect in the United States ("US GAAP") consistently applied throughout the periods involved, and are, in all material respects, in accordance with the books and records of the Company, its consolidated subsidiaries and Ralston Resorts, Inc., as the case may be. The "pro forma" and "pro forma as adjusted" financial information included in the Registration Statement or any Preliminary Prospectus, or to be included in the Prospectuses, fairly present the information purported to be shown therein at the respective dates thereof and for the respective periods covered thereby and all adjustments have been properly applied. No other financial statements are required by Form S-2 or otherwise to be included in the Registration Statement or the Prospectuses other than those included therein.

      (e) Subsequent to the respective dates as of which information is given in the Registration Statement, except as set forth in the Registration Statement or as may be set forth in the Prospectuses, there has not been any material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company and the subsidiaries (as defined below) taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet of the Company included in the Registration Statement, and except as described in the Registration Statement or as may be described in the Prospectuses, (i) neither the Company nor any subsidiary (A) has incurred or undertaken any liabilities or obligations, direct or contingent, that are, individually or in the aggregate, material to the Company and the subsidiaries taken as a whole, or (B) entered into any transaction not in the ordinary course of business that is material to the Company and the subsidiaries taken as a whole; and (ii) the Company has not declared or paid any dividend on or made any distribution of or with respect to any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its or its subsidiaries' capital stock. As used in this Agreement, the term "subsidiary" means any corporation, partnership, joint venture, association, company, business trust or other entity in which the Company directly or indirectly (x) beneficially owns or controls at least 50% of the outstanding voting securities having by the terms thereof ordinary voting power to elect a majority of the board of directors (or other body fulfilling a substantially similar function) of such entity (irrespective of whether or not at the time any class or classes of such voting securities shall have or might have voting power by reason of the happening of any contingency) or (y) has the authority or ability to control the policies of such entity (including, but without limitation

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thereto, any partnership of which the Company or a subsidiary is a general partner or owns or has the right to obtain a majority of limited partnership interests and any joint venture in which the Company or a subsidiary has liability similar to the liability of a general partner of a partnership or owns or has the right to obtain at least 50% of the joint venture interests); provided however, that for the purposes of any representations and
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warranties made in this Agreement, the term "subsidiaries" shall include
Keystone/Intrawest LLC and Slifer, Smith & Frampton/Vail Associates Real Estate, L.L.C. only to the extent of the Company's best knowledge, after due inquiry; and, provided further, that, for the purposes of any
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representations and warranties made in this Agreement, the term "subsidiaries"
shall exclude Avon Partners II, Limited Liability Company, Ski The Summit and Clinton Ditch & Reservoir.

      (f) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Underwriting Agreements and to issue, sell and deliver the Shares in accordance with the terms and conditions thereof. Each of the Underwriting Agreements has been duly and validly authorized, executed and delivered by the Company and is a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity except insofar as rights to indemnification and contribution contained herein may be limited by federal or state securities laws or related public policy.

      (g) The Company's execution and delivery of, and its performance of its obligations under, the Underwriting Agreements and the consummation of the transactions contemplated thereby, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to the terms of any agreement, contract, indenture, mortgage, lease, license, arrangement or understanding to which the Company or a subsidiary is a party, or to which any of its properties is subject, that is material to the Company and the subsidiaries taken as a whole (hereafter, collectively, "Material Contracts"), or any governmental franchise, license or permit heretofore issued to the Company or any subsidiary that is material to the Company and the subsidiaries taken as a whole (hereafter, collectively, "Material Permits"), (ii) violate or conflict with any provision of the certificate of incorporation, by-laws or similar governing instruments of the Company or any subsidiary listed on Schedule III hereto (the
                                           ------------
"Material Subsidiaries") or (iii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any Material Subsidiary or any of its respective properties or assets, except for those violations or conflicts, that, individually or in the aggregate, would not have a material adverse effect on the Company and the subsidiaries taken as a whole (hereafter, a "Material Adverse Effect").

      (h) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any subsidiary or any of its respective properties or assets is required for the Company's execution and delivery of, and its performance of its obligations under, the Underwriting Agreements, and the consummation of the transactions contemplated thereby, except the registration of the Shares under the Act and the Exchange Act, the authorization of the Shares for inclusion in the New
York Stock Exchange ("NYSE") and such filings and registrations as may be required under state securities or "Blue Sky" laws and the securities laws of foreign jurisdictions in connection with the purchase and distribution of the Shares by the U.S. Underwriters and the Managers.

      (i) All of the currently outstanding shares of capital stock of the Company, and all of the outstanding shares of capital stock (or similar interests) of each of the subsidiaries of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The shares of Common Stock and Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of the Company to be outstanding on the Closing Date have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. The Shares have been duly authorized and, when issued, delivered and sold in accordance with the terms of the Underwriting Agreements, will be validly issued, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights, and the Managers and the U.S. Underwriters will receive valid title to those of the Shares to be purchased by them from the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts. The Company has, as of the date hereof, and will have, as of the Closing Date and the Additional Closing Date, if any, an authorized and outstanding capitalization as set forth in the Registration Statement and as shall be set forth in the Prospectuses, both on an historical basis and as adjusted to give effect to the offering of the Shares. The Company's capital stock conforms in all material respects to the description thereof set forth in the Registration Statement and as shall be set forth in the Prospectuses. The Company owns directly or indirectly such percentage of the outstanding capital stock (or similar interests) of each of its subsidiaries as is set forth opposite the name of such subsidiary in Schedule IV hereto, free and clear
                                        -----------
of all claims, liens, security interests, pledges, charges, encumbrances, stockholders agreements and voting trusts, except as otherwise described in said Schedule IV.
     -----------

      (j) There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any shares of capital stock (or similar interests) of the Company or of any subsidiary or any security or other instrument that by its terms is convertible into, exchangeable for or evidencing the right to purchase capital stock (or similar interests) of the Company or such subsidiary, except as described in the Registration Statement and as shall be described in the Prospectuses.

      (k)  The Company has no subsidiaries other than those listed in
Schedule IV hereto.  Each of the Company and the Material Subsidiaries has
-----------
been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdictions of incorporation. Each of the Company and the Material Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that will not in the aggregate have a Material Adverse Effect. Each of the Company and the Material Subsidiaries has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and as shall be described in the Prospectuses (except for those the absence of which, individually or in the aggregate, would not have a Material Adverse Effect). Neither the Company nor any of the Material Subsidiaries has received any notice of proceedings relating to revocation or modification of any such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits.

      (l) Neither the Company nor any subsidiary is in violation or breach of, or in default under (nor has an event occurred that with notice, lapse of time or both, would constitute a default under) any Material Contract, and each Material Contract is in full force and effect, and is the legal, valid, and binding obligation of the Company or such subsidiary, as the case may be, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to the Company or such subsidiary, as the case may be, in accordance with its terms, subject to such exceptions as, individually or in the aggregate, do not have and are not reasonably likely to have a Material Adverse Effect. Neither the Company nor any Material Subsidiary is in violation of its certificate of incorporation, by-laws or similar governing instrument.

      (m) There is no litigation, arbitration, claim, governmental or other proceeding or investigation pending or, to the best knowledge of the Company, threatened in writing with respect to the Company or any subsidiary, or any of its respective operations, businesses, properties or assets, except as described in the Registration Statement and as shall be described in the Prospectuses, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Material Subsidiary is, or, to the best knowledge of the Company, with the giving of notice or lapse of time or both would be, in violation of or non-compliance with the requirements of any Material Permit or the provisions of any law, rule, regulation, order, judgment or decree, including, but without limitation thereto, all applicable federal, state and local laws and regulations relating to (i) zoning, land use, protection of the environment, human health and safety or hazardous or toxic substances, wastes, pollutants or contaminants and (ii) employee or occupational safety, discrimination in hiring, promotion or pay of employees, employee hours and wages or employee benefits, except for such violations or failures of compliance that, individually or in the aggregate, would not have a Material Adverse Effect.

      (n) Except as described in the Registration Statement and as shall be described in the Prospectuses, the Company and each subsidiary have (i) good and marketable title to all real and personal properties owned by them, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages, and (ii) valid, subsisting and enforceable leases for all real and personal properties leased by them, in each case, subject to such exceptions as, individually or in the aggregate, do not have and are not reasonably likely to have a Material Adverse Effect. Except as disclosed in the Registration Statement, no real property owned, leased, licensed or used by the Company or by a Material Subsidiary lies in an area that is, or to the best knowledge of the Company will be, subject to zoning, use, or building code restrictions that would prohibit or prevent the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company or such Material Subsidiary as presently conducted or as the Prospectuses indicate are contemplated to be conducted, subject to such exceptions as, individually or in the aggregate, do not have and are not reasonably likely to have a Material Adverse Effect. The Company will have the opportunity to lease any commercial space created by the Keystone JV (as defined in the Prospectuses).

      (o) The Company, directly or through one or more of the subsidiaries, owns or possesses all patents, patent rights, licenses, inventions, copyrights, trademarks, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), service marks and trade names (collectively, "Intellectual Property") necessary to conduct its business as now conducted and proposed to be conducted as disclosed in the Registration Statement and as shall be disclosed in the Prospectuses, except where the failure to own or possess such Intellectual Property, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any subsidiary has received notice of infringement of or conflict with the asserted rights of others with respect to any Intellectual Property, except for those which would not have a Material Adverse Effect. To the best actual knowledge of the Company's senior management (no duty of inquiry being implied), there is no infringement by others of any Intellectual Property of the Company or any subsidiary that has had or may in the future have a Material Adverse Effect. Except as set forth on Schedule V hereto, the Company or a predecessor has registered, and the
   ----------
Company or a subsidiary owns the rights to all registrations of the rights to the trademark and related logo for each of "Vail" and "Beaver Creek" in all jurisdictions in which the failure to so register or to so own such rights to such registrations would, individually or in the aggregate, have a Material Adverse Effect.

      (p) To the Company's best knowledge, neither the Company nor any subsidiary, nor any director, officer or employee of the Company or any subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

      (q)  Except as set forth in Schedule VI hereto, no person or entity
                                  -----------
has the right, by contract or otherwise, to require registration under the Act of shares of capital stock or other securities of the Company or any subsidiary solely because of the filing or effectiveness of the Registration Statement and the consummation of the transactions contemplated by the Underwriting Agreements, except for such rights as have been legally and effectively waived.

      (r) Neither the Company nor any of its affiliates (as defined in the Regulations) has taken or will take, directly or indirectly, prior to the termination of the offerings of the Shares contemplated by the Underwriting Agreements, any action designed to stabilize or manipulate the price of the Common Stock, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

      (s) Neither the Company nor any subsidiary is, or intends to conduct its business in such a manner that it would become, an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

      (t) The documents incorporated by reference or deemed to be incorporated by reference in the Prospectuses, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act, and, when read together with the other information in the Prospectuses, at the time the Registration Statement, and any amendments thereto, become effective and at the Closing Date, or Additional Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (u) Except as may be set forth in the Prospectuses, the Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by the Underwriting Agreements.

      (v) Other than as disclosed in the Registration Statement and as shall be disclosed in the Prospectuses, no labor dispute with the employees of the Company or any subsidiary exists or, to the best knowledge of the Company, is imminent that, individually or in the aggregate, is or is reasonably likely to have a Material Adverse Effect.

      (w) (i) All United States Federal income tax returns of the Company and each subsidiary required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed that are due and payable have been paid, except assessments against which appeals have been or will be promptly taken and (ii) the Company and the subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to the applicable laws of all other jurisdictions, except, as to each of the foregoing clauses (i) and (ii), insofar as the failure to file such returns, individually or in the aggregate, would not have a Material Adverse Effect, and the Company and the subsidiaries have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any subsidiary, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with US GAAP. The charges, accruals and reserves on the consolidated books of the Company in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not have a Material Adverse Effect.

      (x) The Company and each subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the subsidiaries are engaged.

      (y) Except as disclosed in or incorporated by reference into, the Registration Statement and as shall be disclosed or incorporated by reference into the Prospectuses, there are no business relationships or related party transactions of the nature described in Item 404 of Regulation S-K of the Commission involving the Company or any other persons referred to in such Item 404, except for such transactions that would be considered immaterial under such Item 404.

      (z) The Company has obtained and delivered to you a written undertaking from (i) each of its directors, officers and principal stockholders and (ii) any Directed Share Purchaser (as defined herein) who purchases 10,000 or more Directed Shares (as defined herein), that, for a period of 180 days after the date of this Agreement, without the prior written consent of Bear, Stearns & Co. Inc., such person will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose (or announce any offer, sale, contract of sale or other disposition of) any shares of Common Stock, Class A Common Stock or any other shares of capital stock of the Company, or any securities convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire, shares of Common Stock, Class A Common Stock or any other shares of capital stock of the Company, or any interest in the Common Stock or Class A Common Stock (including derivative interests).

      4. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders, with respect to itself only and severally and not jointly, represents and warrants to, and agrees with each U.S.
Underwriter that:

      (a) If such Selling Stockholder is a corporation, partnership or limited liability company, such Selling Stockholder has been duly organized and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization.

      (b) Such Selling Stockholder is the sole owner of the Shares set forth opposite its name on Schedule II hereto. Except for the security interests
                     -----------
described in Schedule VII
             ------------
hereto (which schedule also sets forth a description of the obligation secured and the identity of the lender(s)), such Selling Stockholder holds such Shares free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts. Each U.S. Underwriter and Manager will receive valid title to such Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts except for those that have been created by such U.S. Underwriter or Manager. On the Closing Date, each Selling Stockholder whose Shares are subject to a security interest on the date hereof agrees to deliver such Shares to the U.S. Underwriters and Managers together with a written acknowledgment from the pledgee satisfactory to Bear, Stearns that such Shares are no longer subject to such security interest.

      (c) There is no commitment, plan or arrangement to transfer, and no outstanding option, warrant or other right calling for the transfer of, any of the Shares to be sold by such Selling Stockholder to the U.S. Underwriters or to the Managers pursuant to the Underwriting Agreements.

      (d) Each of the Underwriting Agreements has been duly and validly executed and delivered by such Selling Stockholder and is a legal and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except insofar as rights to indemnification and contribution contained herein may be limited by federal or state securities laws or related public policy.

      (e) The execution, delivery and performance by such Selling Stockholder of the Underwriting Agreements, and the consummation of the transactions contemplated thereby, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to the terms of any agreement, contract, indenture, mortgage, lease, license, arrangement or understanding to which such Selling Stockholder is a party, or to which any of its properties is subject or (ii) violate or conflict with any provision of the certificate of incorporation, by-laws or similar governing instruments of such Selling Stockholder or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over such Selling Stockholder or any of its properties or assets.

      (f) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over such Selling Stockholder or any of its properties or assets is required for such Selling Stockholder's execution and delivery of, and performance of its obligation under, the Underwriting Agreements, and the consummation of the transactions contemplated thereby except the registration of the Shares under the Act and the Exchange Act, the authorization of the Shares for inclusion in the New York Stock Exchange ("NYSE") and such filings and registrations as may be required under state securities or "Blue Sky" laws and the securities laws of foreign jurisdictions in connection with the purchase and distribution of the Shares by the U.S. Underwriters and the Managers.

      (g) To the extent that any statements or omissions are made in the Registration Statement, the Prospectuses or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, on the Effective Date, the date the Prospectuses are first filed with the Commission pursuant to Rule 424(b) of the Regulations (if required), at all times subsequent thereto, to and including the Closing Date, when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectuses is filed with the Commission, and during such longer period as the Prospectuses may require to be delivered in connection with sales of Shares by the U.S. Underwriters, the Managers or a dealer, the Registration Statement and the Prospectuses (as amended or supplemented if the Company shall have filed with the Commission an amendment or supplement thereto) did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein (in the case of the Prospectuses, in light of the circumstances under which they were made) not misleading. Such Selling Stockholder has reviewed the most recent Preliminary Prospectuses, the Prospectuses (if the same shall be in existence) and the Registration Statement, and the information regarding such Selling Stockholder set forth therein under the caption "Principal and Selling Stockholders" is complete and accurate in all material respects. From the Effective Date through the Closing Date, such Selling Stockholder will promptly advise Bear, Stearns in writing if and to the extent that such information does not conform with the requirements of the Act and the Regulations or contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein (in the case of the Prospectuses, in light of the circumstances under which they were made) not misleading.

      (h) Such Selling Stockholder has not taken, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock in violation of Regulation M, Rule 10b-6 and 10b-7 promulgated under the Exchange Act or any other applicable securities law or regulation.

      5.  PURCHASE, SALE AND DELIVERY OF THE U.S. SHARES.

      (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the U.S. Underwriters an aggregate of 4,000,000 shares of Common

Stock, and the Selling Stockholders severally and not jointly, agree to sell to the U.S. Underwriters an aggregate of 4,400,000 shares of Common Stock (each such Selling Stockholder to sell the number of Shares set forth opposite its name in Schedule II hereto under the caption "Number of Firm U.S. Shares to
        -----------
be Sold"), and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, the number of Firm U.S. Shares set forth opposite the name of such U.S. Underwriter in Schedule I
                                                               ----------
hereto, all at a purchase price per share of [$_____] (the "Purchase
Price"). The number of Firm U.S. Shares to be purchased from the Company and the Selling Stockholders by each U.S. Underwriter (as adjusted by Bear, Stearns to eliminate fractions) shall be determined by multiplying the aggregate number of Firm U.S. Shares to be sold by the Company or the Selling Stockholders, as the case may be, as set forth above by a fraction (A) the numerator of which is the total number of Firm U.S. Shares set forth opposite the name of such U.S. Underwriter in Schedule I hereto and (B) the denominator of which is the
               ----------
total number of Firm U.S. Shares.

      (b) Delivery of the Firm U.S. Shares and payment of the Purchase Price therefor shall be made at the offices of Bear, Stearns & Co. Inc. at 245 Park Avenue, New York, New York 10167, or such other location in the New York City metropolitan area as Bear, Stearns shall determine and advise the Company and the Selling Stockholders upon at least two full business days' (as defined in Section 20 hereof) notice in writing. Such delivery and payment shall be made at 10:00 A.M., New York City time, on the third full business day following the determination of the Purchase Price, or at such other time as may be agreed upon by Bear, Stearns, the Company and the Selling Stockholders. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the Firm U.S. Shares shall be made to or upon the order of Bear, Stearns, for the respective accounts of the U.S. Underwriters, against payment to the Company or the Selling Stockholders, as the case may be, of the aggregate Purchase Price therefor by wire transfer of same day funds to the Company or the Selling Stockholders, as the case may be.

      (c) Certificates for the Firm U.S. Shares shall be registered in such name or names and in such authorized denominations as Bear, Stearns may request in writing at least two full business days prior to the Closing Date, provided that, if so specified by Bear, Stearns, the Firm U.S. Shares may be represented by a global certificate registered in the name of Cede & Co. ("Cede"), as nominee of the Depositary Trust Company. Bear, Stearns shall be permitted to examine and package such certificates for delivery at least one full business day prior to the Closing Date, unless the Firm U.S. Shares are to be represented by a global certificate.

      (d) The Selling Stockholders hereby grant to the U.S. Underwriters an option (the "U.S. Option") to purchase from the Selling Stockholders the Additional U.S. Shares at the Purchase Price, for the sole purpose of covering over-allotments in the offering of the Firm U.S. Shares by the U.S. Underwriters. The U.S. Option shall be exercisable by the U.S. Underwriters on one occasion only, at any time before the expiration of 30 days from the date of the U.S. Prospectus, for the purchase of all or part of the Additional U.S. Shares, such exercise to be made by notice, given by Bear, Stearns to the Selling Stockholders in the manner specified in Section 16 hereof, which notice shall set forth the aggregate number of Additional U.S. Shares with respect to which the U.S. Option is being exercised, the denominations and the name or names in which certificates evidencing the Additional U.S. Shares so purchased are to be registered, and the date and time of delivery of such Additional U.S. Shares, which date may be at or subsequent to the Closing Date and shall not be less than two nor more than ten days after such notice. The aggregate number of Additional U.S. Shares to be sold by each Selling Stockholder shall be as set forth in Schedule II hereto. The aggregate number of Additional U.S.
         -----------
Shares so purchased from the Selling Stockholders by each U.S. Underwriter (as adjusted by Bear, Stearns to eliminate fractions) shall be determined by multiplying the total number of such Additional U.S. Shares to be purchased by the U.S. Underwriters by a fraction, (A) the numerator of which is the number of Firm U.S. Shares set forth opposite the name of such U.S. Underwriter in
Schedule I hereto and (B) the denominator of which is the total number of
----------
Firm U.S. Shares. The Company agrees to take all reasonable actions necessary or desirable to facilitate the exercise of the U.S. Option by the U.S. Underwriters.

      (e) Delivery of the Additional U.S. Shares so purchased and payment of the Purchase Price therefor shall be made at the offices of Bear, Stearns & Co. Inc. at 245 Park Avenue, New York, New York 10167, or such other location in the New York City metropolitan area as Bear, Stearns shall determine and advise the Selling Stockholders as provided in Section 16 hereof upon at least two full business days' notice in writing. Such delivery and payment shall be made at 10:00 A.M., New York City time, on the date designated in such notice or at such other time and date as may be agreed upon by Bear, Stearns and the Selling Stockholders. The time and date of such delivery and payment are herein called the "Additional Closing Date." Delivery of the Additional U.S. Shares shall be made to or upon the order of Bear, Stearns, for the respective accounts of the U.S. Underwriters, against payment to the Selling Stockholders of the aggregate Purchase Price therefor by wire transfer of same day funds to the Selling Stockholders.

      (f) Certificates for the Additional U.S. Shares purchased by the U.S. Underwriters, when so delivered, shall be registered in such name or names and in such authorized denominations as Bear, Stearns shall have requested in the notice of exercise of the U.S. Option, provided that, if so specified therein, such Additional U.S. Shares may be represented by a global certificate registered in the name of Cede. Bear, Stearns shall be permitted to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date, unless the Additional U.S. Shares are to be represented by a global certificate.

      (g) The U.S. Underwriters shall not be obligated to purchase any Firm U.S. Shares from the Company or the Selling Stockholders except upon tender to the U.S. Underwriters by the Company or the Selling Stockholders, as the case may be, of all of the Firm U.S. Shares and the U.S. Underwriters shall not be obligated to purchase any Additional U.S. Shares from the Selling Stockholders except upon tender to the U.S. Underwriters by the

Selling Stockholders of all of the Additional U.S. Shares specified in the notice of exercise of the U.S. Option. The Company or the Selling Stockholders shall not be obligated to sell or deliver any Firm U.S. Shares or Additional U.S. Shares, as the case may be, except upon tender of payment by the U.S. Underwriters for all the Firm U.S. Shares or the Additional U.S. Shares, as the case may be, agreed to be purchased by the U.S. Underwriters hereunder.

      6.  THE OFFERING.

      (a) The Company and the Selling Stockholders have been advised by Bear, Stearns that the U.S. Underwriters propose to make a public offering of their respective portions of the U.S. Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Stockholders have been further advised by Bear, Stearns that the U.S. Shares are to be offered (i) to the public initially at a price of [$_____] per share, (ii) to Directed Share Purchasers (as defined below) at a price of [$_____] per share, (iii) to certain dealers selected by you at a price that represents a concession not in excess of [$_____] per share, and (iv) to any U.S. Underwriter or to certain other dealers that any U.S. Underwriters may allow, and such dealers may reallow, a further concession, not in excess of [$_____] per share, and that after the initial offering of the U.S. Shares, the public offering price and such concessions may be changed by you.

      (b) It is understood by all parties that approximately 250,000 Shares ("Directed Shares") will initially be reserved by the Underwriters for offer and sale upon the terms set forth in the Prospectuses to directors, officers, employees and other persons associated with the Company (the "Directed Share Purchasers") who have heretofore delivered to Bear, Stearns agreements to purchase Directed Shares in form satisfactory to Bear, Stearns, and that any allocation of such Directed Shares among the Directed Share Purchasers shall be made in accordance with timely directions received by Bear, Stearns from the Company; provided, however, that under no circumstances will Bear,
         --------  -------
Stearns or any other U.S. Underwriter be liable to the Company or to any of the Directed Share Purchasers for any action taken or omitted in good faith in connection with transactions effected with the Directed Share Purchasers. It is further understood that any such Directed Shares that are not purchased by Directed Share Purchasers will be offered by the U.S. Underwriters for sale to the public upon the terms set forth in section 6(a) hereof.

      7. COVENANTS OF THE COMPANY. The Company covenants and agrees with each U.S. Underwriter that:

      (a) The Company shall use its best efforts to cause the Registration Statement to become effective as promptly as possible and to maintain it in effect. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Regulations, or filing of the Prospectuses with the Commission is otherwise required under Rule 424(b) of the Regulations, the Company shall file the Prospectuses, properly completed, with the

Commission pursuant to Rule 424(b) of the Regulations within the time period therein prescribed and shall provide evidence satisfactory to you of such timely filing. The Company shall promptly advise you and confirm such advice in writing, (i) when the Registration Statement or any post-effective amendment thereto has become effective, (ii) of the initiation or threatening of any proceedings for, or receipt by the Company of any notice with respect to, the suspension of the qualification of the Shares for sale in any jurisdiction or the issuance by the Commission of any order suspending the effectiveness of the Registration Statement and (iii) of receipt by the Company or any representative of or attorney for the Company of any other communications from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus, the Prospectuses or the transactions contemplated by the Underwriting Agreements. The Company shall make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and, if any such order is issued, to obtain its lifting as soon as possible. The Company shall not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectuses before or after the Effective Date to which you shall reasonably object after being timely furnished in advance a copy thereof unless the Company shall conclude, upon the advice of counsel, that any such amendment must be filed at a time prior to obtaining such consent.

      (b) Within the time during which the Prospectuses are required to be delivered under the Act, the Company shall comply with all requirements imposed upon it by the Act, as now or hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and by the Prospectuses. If, during such period, any event shall occur as a result of which the Prospectuses as then amended or supplemented include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend the Registration Statement or supplement the Prospectuses to comply with the Act and the Regulations, the Company shall notify you promptly and prepare and file with the Commission an appropriate post-effective amendment to the Registration Statement or supplement to each Prospectus (in form and substance reasonably satisfactory to you) that will correct such statement or omission and shall use its best efforts to have any such post-effective amendment to the Registration Statement declared effective as soon as possible.

      (c) The Company shall promptly deliver to you two manually-signed copies of the Registration Statement, including exhibits and all amendments thereto, and to those persons (including your counsel) whom you identify to the Company, such quantity of conformed copies of the Registration Statement, with exhibits, each Preliminary Prospectus, the Prospectuses and all amendments of and supplements to such documents, if any, as you may reasonably request.

      (d) The Company shall cooperate with the U.S. Underwriters, the Managers and Kramer, Levin, Naftalis & Frankel ("Underwriters' Counsel") in connection with their efforts to qualify or register the Shares for sale under the state securities (or "Blue Sky") or foreign laws of such jurisdictions as you shall reasonably request, shall execute such applications and documents and furnish such information as reasonably may be required for such purpose and shall comply with such laws so as to continue such registrations and qualifications in effect for so long as may be required to complete the distribution of the Shares; provided, however, that in connection therewith the Company
                  -------
shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it is not so qualified as of the date hereof, (ii) file a consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Shares in such jurisdiction or (iii) become subject to taxation in any jurisdiction in which it is not now so subject.

      (e) The Company shall make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you, in such numbers as you reasonably may request for distribution to the U.S. Underwriters, as soon as practicable but in no event later than 45 days after the end of its fiscal quarter in which the first anniversary date of the Effective Date occurs, an earnings statement, covering a period of at least twelve consecutive full calendar months commencing after the Effective Date, that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Regulations.

      (f) For a period of 180 days after the date of this Agreement, without the prior written consent of Bear, Stearns, the Company shall not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose (or announce any offer, sale, contract of sale or other disposition of), any shares of Common Stock or Class A Common Stock or any other shares of capital stock of the Company, or any securities convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire, shares of Common Stock, Class A Common Stock or any other shares of capital stock of the Company, or any interest in the Common Stock or Class A Common Stock (including derivative interests) other than (A) for the stock split referred to in the Prospectuses, and (B) the Company's issuance and sale of Shares in accordance with the Underwriting Agreements, and (C) the issuance of stock options under, or the issuance of Common Stock upon the exercise of stock options granted under, any stock option plan described in the Prospectuses.

      (g) During the five years following the Effective Date, the Company shall furnish to Bear, Stearns, in such quantity as Bear, Stearns may reasonably request for distribution to the U.S. Underwriters, copies of (i) all reports to its stockholders, (ii) all reports, financial statements, and proxy or information statements filed by the Company with the Commission, the NYSE or any national securities exchange and (iii) such other information concerning the Company and its affairs as Bear, Stearns may reasonably request from time to time.

      (h) The Company shall apply the proceeds from the sale of the Shares to be sold by it under the Underwriting Agreements in the manner set forth under "Use of Proceeds" in the Prospectuses. The Company shall take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" or a company

"controlled" by an "investment company" within the meaning of such terms under the Investment Company Act.

      (i) The Company shall use its best efforts promptly to cause the Shares to be included in the NYSE and shall use its best efforts to comply with the rules and regulations of the NYSE in order to maintain the inclusion of the Shares in the NYSE.

      (j) The Company shall comply with all registration, filing and reporting requirements of the Exchange Act and the rules and regulations thereunder, which may from time to time be applicable to the Company, and shall timely file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Regulations.

      (k) The Company shall comply with all provisions of all undertakings contained in the Registration Statement.

      (l) Prior to the Closing Date, the Company shall issue no press release or other communication or hold any press conference with respect to the offerings of the Shares, or the financial condition, results of operations, operations, business properties, assets, liabilities, or prospects of the Company, without your prior consent, which consent shall not be unreasonably withheld.

      8. COVENANTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder, severally and not jointly, covenants and agrees with each U.S. Underwriter that:

      (a) For a period of 180 days after the date of this Agreement, without the prior written consent of Bear, Stearns, such Selling Stockholder shall not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose (or announce any offer, sale, contract of sale or other disposition) of any shares of Common Stock, Class A Common Stock or any other shares of capital stock of the Company, or any securities convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire, shares of Common Stock, Class A Common Stock or any other shares of capital stock of the Company, or any interest in the Common Stock or Class A Common Stock (including derivative interests) for a period of 180 days after the date of this Agreement; provided, however, that such Selling
                                            -------
Stockholder may transfer any or all of such securities by will or intestacy or otherwise to an affiliate of such Selling Stockholder; provided,
                                                       --------
further that in either such case it shall be a condition to the transfer
-------
that the transferee execute a legally binding agreement acceptable to Bear, Stearns stating that the transferee is receiving and agrees to hold the securities subject to the provisions of this Agreement and provided
                                                           --------
further that such Selling Stockholder may pledge any or all of such
-------
securities which do not constitute Shares hereunder as collateral in a bona-fide loan transaction, and the pledgee shall not be bound by the provisions of this Section 8(a).

      (b) If, within the time during which the Prospectuses are required to be delivered under the Act, such Selling Stockholder shall believe or have any reasonable grounds to believe that the Prospectuses as then amended or supplemented include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, with respect to such Selling Stockholder, or that any of the representations of such Selling Stockholder contained in the Underwriting Agreements are untrue, such Selling Stockholder shall notify you and the Company promptly to such effect.

      (c) Such Selling Stockholder will not take, directly or indirectly, prior to the termination of the offering of the Shares contemplated by the Underwriting Agreements, any action designed to stabilize or manipulate the price of the Common Stock, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

      (d) In order to document the U.S. Underwriters' and the Managers' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, such Selling Stockholder shall deliver to you on or prior to the Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department Regulations in lieu thereof).

      9. PAYMENT OF EXPENSES. Whether or not the transactions contemplated by the Underwriting Agreements are consummated or this Agreement is terminated, the Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders (excluding the Selling Stockholders' legal fees) under the Underwriting Agreements, including those in connection with (a) preparing, printing, duplicating, filing and distributing the Registration Statement (including all amendments thereof and exhibits thereto), any Preliminary Prospectus, the Prospectuses and any supplements thereto, the Underwriting Agreements and all related agreements, and all other documents relating to the public offering of the Shares, (b) the issuance, transfer and delivery of the Shares to the U.S. Underwriters and the Managers, including any transfer or other taxes payable thereon, (c) the registration and qualification if any, of the Shares under state securities or Blue Sky laws or the securities laws of foreign jurisdictions, or where applicable the obtaining of exemptions therefrom, including the costs of preparing, printing and distributing to the U.S. Underwriters and Managers (i) a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of Underwriters' Counsel in connection therewith, and (ii) a preliminary and final Canadian Blue Sky Memorandum and the reasonable fees and expenses of Stikeman, Elliott in connection therewith, (d) the inclusion of the Shares in the NYSE, (e) the printing of certificates representing the Shares and (f) the cost and charges of any transfer agent and registrar for the Shares. The Selling Stockholders and the Company may agree among themselves as to the respective amounts at such costs and expenses for which each of them shall be responsible.

      10. CONDITIONS OF THE U.S. UNDERWRITERS' OBLIGATIONS. The obligations of the several U.S. Underwriters to purchase and pay for the U.S. Shares, as provided herein, shall be subject to (i) the accuracy in all material respects of the representations and warranties of the Company and each of the Selling Stockholders herein contained, as of the date hereof, as of the Closing Date and, with respect to the Additional U.S. Shares, the accuracy in all material respects of the representations and warranties of the Company and the Selling Stockholders as of the Additional Closing Date, (ii) the absence from any certificates, opinions, written statements or letters furnished pursuant to this Section 10 to you or to Underwriters' Counsel of any qualification or limitation not previously approved in writing by you, (iii) the performance by the Company and each of the Selling Stockholders of their respective obligations hereunder and (iv) the following additional conditions:

      (a) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date of this Agreement or at such later time and date as shall have been consented to in writing by Bear, Stearns. All post-effective amendments to the Registration Statement shall have become effective. If the Company shall have relied upon Rule 430A of the Regulations, the Prospectuses shall have been filed with the Commission in a timely fashion in accordance with Section 7(a) hereof. All filings required by Rule 424 of the Regulations shall have been made and no such filings shall have been made without your consent. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued by the Commission or any state securities commission and no proceedings therefor shall have been initiated or threatened by the Commission or any state securities commission.

      (b) At the Closing Date (and, with respect to the Additional U.S. Shares, the Additional Closing Date), you shall have received the written opinion of James Mandel, Esq., Senior Vice President and General Counsel of the Company, dated the date of its delivery, addressed to the U.S. Underwriters and the Managers, and in form and substance reasonably acceptable to Underwriters' Counsel, to the effect set forth in clauses (i), (v), (vi), (ix),(x), (xiv) and
(xv) below, and the written opinion of Cahill Gordon & Reindel, counsel for the Company, dated the date of its delivery, addressed to the U.S. Underwriters and the Managers, and in form and substance reasonably satisfactory to Underwriters' Counsel, to the effect set forth in clauses (ii), (iii), (iv),
(vii), (viii), (xi), (xii), (xiii) and (xvi) below:

            (i)  Each of the Company and the domestic subsidiaries listed in
      Schedule III hereto (the "Material Domestic Subsidiaries") (A) has
      ------------
      been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that will not in the aggregate have a Material Adverse Effect, and (B) has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectuses, except for those the absence of which, individually or in the aggregate, would not have a Material Adverse Effect. All of the issued and outstanding capital stock (or similar interests) of each Material Domestic Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights and are owned by the Company or a subsidiary, free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders agreements and voting trusts, except as otherwise described in Schedule IV to the U.S. Underwriting
                             -----------
      Agreement.

            (ii) The authorized capital stock of the Company is as set forth in the Prospectuses under the caption "Capitalization". All of the outstanding shares of such capital stock, including, without limitation, the shares of Common Stock to be sold to the U.S. Underwriters and the Managers pursuant to the Underwriting Agreements, have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights set forth in the Company's certificate of incorporation or by-laws, provided under the laws of the Company's jurisdiction of incorporation or, to the actual knowledge of such counsel, set forth in any agreement, contract or other arrangement or understanding to which the Company is a party or by which it is bound. To such counsel's actual knowledge, there is no outstanding option, warrant or other right calling for the issuance of any shares of capital stock (or similar interests) of the Company or of any Material Domestic Subsidiary or any security or other instrument that by its terms is convertible into, exchangeable for or evidencing the right to purchase capital stock (or similar interests) of the Company or any Material Domestic Subsidiary, except as described in the Registration Statement and the Prospectuses. Upon delivery of and payment for the Shares to be sold by the Company to each U.S. Underwriter and Manager in accordance with the Underwriting Agreements, each U.S. Underwriter and each Manager (assuming that it acquires such Shares without notice of any adverse claim, as such term is used in Section 8-302 of the Uniform Commercial Code in effect in the State of New York) will acquire valid title to the Shares so sold and delivered to it, free and clear of all liens, pledges, charges, claims, security interests, restrictions on transfer, agreements or other defects of title whatsoever (other than those resulting from any action taken by such U.S. Underwriter or such Manager). The capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectuses.

            (iii) The Shares have been duly authorized for inclusion in the NYSE, subject only to official notice of issuance.

            (iv) The Company has all requisite corporate right, power and authority to execute, deliver and perform its obligations under each of the Underwriting Agreements and to issue, sell and deliver the shares in accordance with the terms and conditions thereof. Each of the Underwriting Agreements has been duly and validly authorized, executed and delivered by the Company.

            (v) To such counsel's knowledge, there is no litigation, arbitration or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any subsidiary, that, if resolved against the Company or such subsidiary, individually or, to the extent involving related claims or issues, in the aggregate, is of a character required to be disclosed in the Registration Statement and the Prospectuses that has not been properly disclosed therein; and to such counsel's knowledge, there is no contract or document concerning the Company or any subsidiary of a character required to be described in the Registration Statement and the Prospectuses or to be filed as an exhibit to the Registration Statement, that is not so described or filed.

            (vi) The Company's execution and delivery of, and its performance of its obligations under, each of the Underwriting Agreements and the consummation of the transactions contemplated thereby, will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to the terms of any Material Contract or any Material Permit, (B) violate or conflict with any provision of the certificate of incorporation, by-laws or similar governing instruments of the Company or any Material Domestic Subsidiary, or (C) to such counsel's knowledge, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any Material Domestic Subsidiary or any of its respective properties or assets, except for those violations or conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

            (vii) The Registration Statement and the Prospectuses (except for the financial statements and the notes thereto, the financial statement schedules and the other financial and accounting data included therein, as to which no opinion need be expressed) comply as to form in all material respects with the requirements of the Act and the Regulations.

            (viii) The Registration Statement has become effective under the Act, and such counsel is not aware of any stop order suspending the effectiveness of the Registration Statement and to such counsel's knowledge no proceedings therefor have been initiated or threatened by the Commission, and there are no other filings on the part of the Company required by the Act or the Regulations, including those required by Rule 424(b) of the Regulations, that to such counsel's knowledge have not been made.

            (ix) To such counsel's knowledge, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any Material Domestic Subsidiary or any of its respective properties or assets is required for the Company's execution and delivery of, and its performance of its obligations under, each of the Underwriting Agreements, and the consummation of the transactions contemplated thereby, and the issuance, sale and delivery of the Shares, except for (A) such as may be required under state securities or Blue Sky laws and the securities laws of foreign jurisdictions in connection with the purchase and distribution of the Shares by the U.S. Underwriters and the Managers (as to which such counsel need express no opinion) and (B) such as have been made or obtained under the Act, the Exchange Act or the rules of the NYSE.

            (x) Insofar as statements in the Prospectuses under the captions "Risk Factors -- Antitrust," "Risk Factors -- Forest Service Permits," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Business -- Real Estate," "Business -- Regulation and Legislation," "Management -- Employment Agreements of the Company, "Management -- Stock Option Plans," and "Business -- Legal Proceedings" purport to summarize the nature and status of litigation or the provisions of laws rules, regulations, orders, judgments or decrees, or the terms of any Material Contracts or Material Permits, such statements are correct in all material respects.

            (xi) To such counsel's actual knowledge, no person or entity has the right, by contract or otherwise, to require registration under the Act of shares of capital stock or other securities of the Company or any subsidiary solely because of the filing or effectiveness of the Registration Statement and the consummation of the transactions contemplated by the Underwriting Agreements, except for such rights as have been legally and effectively waived.

            (xii) Each of the Underwriting Agreements constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except insofar as rights to indemnification and contribution contained therein may be limited by federal or state securities laws or related public policy.

            (xiii) The Company is not an "investment company" or a company "controlled" by an "investment company" as defined in the Investment Company Act.

            (xiv) To such counsel's knowledge, after due inquiry, neither the Company nor any of its subsidiaries has violated any provision of any law, regulation, order, judgment or decree or the rules and regulations promulgated thereunder, which, individually or in the aggregate, is reasonably likely to result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

            (xv) To such counsel's knowledge, after due inquiry, except as otherwise set forth in the Registration Statement or such as are not material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title to all material real and personal property purported to be owned by them, free and clear of all liens, security interests, pledges, charges, encumbrances and mortgages.

            (xvi)  Statements in the Prospectuses under the captions   "The
      Acquisition," "Description of Certain Indebtedness," "Description of Capital Stock," "Shares Eligible for Future Sale" and "Certain United States Federal Tax Consequences to Non-United States Holders of Common Stock" are correct in all material respects.

      In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company, representatives of the U.S. Underwriters and the Managers and Underwriters' Counsel at which the contents of the Registration Statement, the Prospectuses and any amendments thereof or supplements thereto and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently and are not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses or any amendments thereof or supplements thereto, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of representatives of the Company) no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement, on the effective date thereof (or any post-effective amendment thereof as of the date of such amendment), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses, on the date thereof or the date of such opinion, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data included therein).

      In rendering such opinion, such counsel may limit its opinions to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United

States of America, and may rely, as to matters of fact, to the extent such counsel may deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the subsidiaries. A copy of the opinion of any such other counsel shall be delivered to Underwriters' Counsel.

      (c) At the Closing Date (and, with respect to the Additional U.S. Shares, the Additional Closing Date), you shall have received the written opinion of Delaney & Balcomb, P.C., special counsel for the U.S. Underwriters and Managers, dated the date of its delivery, addressed to the U.S. Underwriters and the Managers, and in form and scope satisfactory to Underwriters' Counsel, to the effect that:

            (i) there are no pending material legal or governmental proceedings by or pending before the United States Forest Service (the "Forest Service") or similar federal or state governmental regulatory officials and bodies against the Company or any of its subsidiaries that are not described or referred to in the Prospectuses;

            (ii) the Company and its subsidiaries have all necessary licenses, permits, approvals, certificates, consents, orders and other authorizations of and from the Forest Service and similar federal or state governmental regulatory officials and bodies necessary to conduct its business as described in the Prospectuses. All such licenses, permits, approvals, certificates, consents, orders and other authorizations are in full force and effect, and neither the Company nor any of its subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit, approval, certificate, consent, order or other authorization; and

            (iii) the statements in the Prospectuses under the captions "Risk Factors -- Forest Service Permits", "Business -- Regulation and Legislation" and "Business -- Legal Proceedings" (as to the Colorado Ski Safety Act) are accurate in all material respects and provide a fair summary of the matters referred to therein.

      In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company at which the contents of certain portions of the Prospectuses and amendments thereof or supplements thereto and related matters were discussed and have reviewed the agreements and other documents listed in an appendix to such opinion, although such counsel has not undertaken to investigate or verify independently and are not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses or any amendments thereof or supplements thereto, no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement, on the effective date thereof (or any post-effective amendment thereof as of the date of such amendment), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses, on the date thereof or the date of such opinion, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial and accounting data included therein).

      In rendering such opinion, such counsel (i) may limit its opinions to the federal laws of the United States of America and the laws of the States of Colorado and the other jurisdictions in which such firm is admitted and (ii) may rely as to matters of fact, to the extent such counsel may deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the Company and the subsidiaries.

      (d) At the Closing Date, you shall have received the written opinion of counsel for each of the Selling Stockholders, dated the date of its delivery, addressed to the U.S. Underwriters and the Managers, and in form and scope reasonably satisfactory to Underwriters' Counsel, to the effect that:

            (i) If the Selling Stockholder is not an individual, such Selling Stockholder has been duly organized and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization.

            (ii) The Selling Stockholder is the sole beneficial and record owner of the number of Shares to be sold by such Selling Stockholder to the U.S. Underwriters and the Managers, and, upon delivery of and payment for the Shares to be sold by the Selling Stockholder to each U.S. Underwriter and Manager in accordance with the Underwriting Agreements, each U.S. Underwriter and Manager (assuming that it acquires such Shares without notice of any adverse claim, as such term is used in Section 8-302 of the Uniform Commercial Code in effect in the State of New York (the "UCC")) will acquire valid title to such Shares, free and clear of any adverse claim as such term is used in Section 8-302 of the UCC (other than those resulting from any action by such U.S. Underwriter or such Manager).

            (iii) Each of the Underwriting Agreements has been duly executed and delivered by the Selling Stockholder and is a legal and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except insofar as rights to indemnification and contribution contained therein may be limited by federal or state securities laws or related public policy.

            (iv) The execution, delivery and performance by the Selling Stockholder of the Underwriting Agreements and the consummation by the Selling Stockholders of the transactions contemplated thereby, will not violate such Selling Stockholder's certificate of incorporation, by-laws or similar governing instruments or, to the best of such counsel's actual knowledge, (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to the terms of any agreement, contract, indenture, mortgage, lease, license, arrangement or understanding to which the Selling Stockholder is a party, or to which any of its properties is subject and which is material to such Selling Stockholder or (B) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Selling Stockholder or any of its properties or assets, except for those violations or conflicts, that, individually or in the aggregate, would not have a Material Adverse Effect.

            (v) To such counsel's knowledge, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Selling Stockholder or any of its properties or assets is required for the Selling Stockholder's execution and delivery of, and performance of its obligation under, the Underwriting Agreements and the consummation of the transactions contemplated thereby except for (A) such as may be required under state securities or Blue Sky laws and the securities laws of foreign jurisdictions in connection with the purchase and distribution of the Shares by the U.S. Underwriters and the Managers (as to which such counsel need express no opinion) and (B) such as have been made or obtained under the Act, the Exchange Act or the rules of the NYSE.

      In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (ii) as to matters of fact, to the extent such counsel may deem proper, on certificates of responsible officers of the Selling Stockholder and certificates or other written statements of officers of departments of jurisdictions having custody of documents respecting the corporate existence or good standing of the Selling Stockholder. The opinion of counsel for the Company shall specifically state that its opinion and the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

      (e) At the Closing Date (and, with respect to the Additional U.S. Shares, the Additional Closing Date), you shall have received a certificate of each Selling Stockholder, dated the date of its delivery, to the effect that as of the date of such certificate the representations and warranties of such Selling Stockholder set forth in Section 4 hereof are true and correct as of the Closing Date and the obligations of the Selling Stockholder to be performed hereunder on or prior thereto have been duly performed.

      (f) At the Closing Date (and, with respect to the Additional U.S. Shares, the Additional Closing Date), you shall have received a certificate of the Company executed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the date of its delivery, to the effect that the conditions set forth in subsection (a) of this Section 10 have been satisfied, that as of the date of such certificate the representations and warranties of the Company set forth in Section 3 hereof are true and correct in all material respects as of such Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects, and subsequent to the respective dates of which information is given in the Registration Statement and the Prospectuses, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in which case as described in or contemplated by the Prospectuses.

      (g) At the time this Agreement is executed and at the Closing Date (and, with respect to the Additional U.S. Shares, the Additional Closing Date), you shall have received a letter, from Arthur Andersen LLP, dated the date of its delivery, addressed to the U.S. Underwriters and the Managers and in form and substance reasonably satisfactory to you, to the effect that: (i) they are independent accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the Company's consolidated financial statements audited by such firm and included in the Registration Statement and the Prospectuses comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations thereunder with respect to registration statements on Form S-2; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial data of the Company and the subsidiaries, if any, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and the subsidiaries and the committees of such boards subsequent to September 30, 1996, inquiries of certain officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to September 30, 1996, and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) with respect to the period subsequent to September 30, 1996, there were, as of the date of the most recent available monthly consolidated financial statements of the Company and the subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or increases in long-term indebtedness of the Company or any decrease in net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet included in the Registration Statement and the Prospectuses, except for changes or decreases that the Registration Statement and the Prospectuses disclose have occurred or may occur; (B) the unaudited pro forma consolidated financial information of the Company and the subsidiaries included in the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such financial information or that the application of the pro forma adjustments to the historical amounts are not arithmetically accurate; or (C) that during the period from September 30, 1996 to the date of the most recent available monthly consolidated financial statements of the Company and the subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, resort revenues or real estate revenues, operating income from continuing operations, EBITDA (as defined in the Prospectuses) or total or per share net income, except for decreases that the Prospectuses disclose have occurred or may occur; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings and other financial information pertaining to the Company and the subsidiaries set forth in the Prospectuses, which have been specified by you prior to the date of this Agreement, to the extent that such dollar amounts, numbers, percentages and information may be derived from the general accounting and financial records of the Company that are subject to the internal control structure policies and procedures of the Company's and the subsidiaries' accounting systems or that have been derived directly from such accounting records by analysis or computation, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter, and found them to be in agreement.

      (h) At the time this Agreement is executed and at the Closing Date (and, with respect to the Additional U.S. Shares, the Additional Closing Date), you shall have received a letter, from Ernst & Young LLP, dated the date of its delivery, addressed to the U.S. Underwriters and the Managers and in form and substance reasonably satisfactory to you, to the effect that: (i) they are independent accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the Company Financials audited by such firm which are referred to in the Prospectuses under the second paragraph of "Experts" comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations thereunder with respect to registration statements on Form S-2.

      (i) All proceedings taken in connection with the sale of the Shares as contemplated by the Underwriting Agreements shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and you shall have received from Underwriters' Counsel a written opinion, dated as of the Closing Date and addressed to the U.S. Underwriters and the Managers, with respect to the sale of the Firm U.S. Shares, and dated as of the Additional Closing Date with respect to the sale of the Additional U.S. Shares, as to such matters as you reasonably may require, and the Company shall have furnished to Underwriters' Counsel such documents as Underwriters' Counsel may reasonably request for the purpose of enabling Underwriters' Counsel to pass upon such matters.

      (j) The NASD, upon review of the terms of the underwriting arrangements for the public offering of the Shares, shall have raised no objections thereto.

      (k) The Shares shall have been included in the NYSE, subject to official notice of issuance.

      (l) At the time the Underwriting Agreements are executed, each Selling Stockholder shall have executed and delivered to you a United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department Regulations in lieu thereof).

      (m) Prior to the Closing Date and, with respect to the Additional U.S. Shares, the Additional Closing Date, the Company and each Selling Stockholder shall have furnished to you such further information, certificates and documents as you may reasonably request.

      (n) The closing of the purchase of the International Shares pursuant to the International Underwriting Agreement shall occur concurrently with (i) the closing described in Section 5(b) hereof, in the case of the Firm U.S. Shares, and (ii) the closing described in Section 5(e) hereof, in the case of the Additional U.S. Shares.

      (o) At the time this Agreement is executed and at the Closing Date (and, with respect to the Additional U.S. Shares, the Additional Closing Date), you shall have received a letter, from Price Waterhouse LLP, dated the date of its delivery, addressed to the Managers and the U.S. Underwriters and in form and substance reasonably satisfactory to you, to the effect that: (i) they are independent accountants with respect to Ralston Resorts, Inc. within the meaning of the Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the Company Financials audited by such firm which are referred to in the Prospectuses under the third paragraph of "Experts" comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations thereunder with respect to registration statements on Form S-2.

      If any of the conditions specified in this Section 10 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements, or letters furnished to you or to Underwriters' Counsel pursuant to this Section 10 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the U.S. Underwriters hereunder not theretofore discharged may be canceled by you at, or at any time prior to, the Closing Date and with respect to the Additional U.S. Shares, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex, telephonic facsimile or telegraph, confirmed in writing.

      11.  INDEMNIFICATION.

      (a) Each of the Selling Stockholders, severally among themselves and not jointly, and the Company, severally and not jointly with the Selling Stockholders, agree to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, provided that such settlement was effected with the Company's and the Selling Stockholders' written consent in accordance with
Section 11(c) hereof), to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by the Company or the Selling Stockholders contained in the Registration Statement or the U.S. Prospectus or any Preliminary Prospectus, or in any supplement thereto or amendment thereof, or in any document required to be delivered with any Preliminary Prospectus or the U.S. Prospectus pursuant to
Item 11 of Form S-2, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the U.S. Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that neither the Company nor the Selling
--------  -------
Stockholders shall be liable under this subsection 11(a) to any U.S. Underwriter in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on your behalf with respect to the U.S. Underwriters; provided further, that the obligations of each Selling
              -------- -------
Stockholder under this subsection 11(a) shall only arise to the extent that any loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder with respect to such Selling Stockholder expressly for use in the U.S. Prospectus or the Registration Statement and shall be limited to the product of the number of shares of Common Stock sold by such Selling Stockholder and the Purchase Price; and provided
                                                        --------
further, that with respect to any Preliminary Prospectus, such indemnity
-------
shall not inure to the benefit of any U.S. Underwriter (or the benefit of any person controlling such U.S. Underwriter) if the person asserting any such losses, liabilities, claims, damages or expenses purchased the shares of Common Stock that are the subject thereof from such U.S. Underwriter and if such person was not sent or given a copy of the U.S. Prospectus at or prior to confirmation of the sale of such shares to such person in any case where such sending or giving is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the U.S. Prospectus. This indemnity agreement will be in addition to any liability that the Company and the Selling Stockholders may otherwise have to any U.S. Underwriter or to any controlling person of such U.S. Underwriter, including under this Agreement.

      (b) Each U.S. Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and the Selling Stockholders, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, provided that such settlement was effected with such U.S. Underwriter's written consent in accordance with Section 11(c) hereof), to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the U.S. Prospectus or any Preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the U.S. Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you or on your behalf with respect to such U.S. Underwriter expressly for use in the Registration Statement or U.S. Prospectus;
provided, however, that in no case shall such U.S. Underwriter be
--------  -------
liable or responsible for any amount in excess of the underwriting discount applicable to the U.S. Shares purchased by such U.S. Underwriter hereunder. This indemnity will be in addition to any liability that the U.S. Underwriter may otherwise have to the Company or any such director, officer or controlling person, or the Selling Stockholders, including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page, the legend concerning stabilization on the inside front cover page of the U.S. Prospectus and the statements set forth under the captions "Underwriting" and "Notice to Canadian Residents" in the U.S.

Prospectus constitute the only information furnished in writing by or on behalf of any U.S. Underwriter expressly for use in the Registration Statement, any related Preliminary Prospectus and the U.S. Prospectus.

      (c) Promptly after receipt by an indemnified party under subsection 11(a) or (b) above of notice of the assertion of any claim, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 11 except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties with respect to such different defenses), in any of which events such fees and expenses shall be borne by the indemnifying parties. The indemnifying party under subsection 11(a) or (b) above shall only be liable for the legal expenses of one counsel for all indemnified parties in each jurisdiction in which any claim or action is brought; provided, however, that the indemnifying party shall be
            --------  -------
liable for separate counsel for any indemnified party in a jurisdiction, if counsel to the indemnified parties shall have reasonably concluded that there may be defenses available to such indemnified party that are different from or additional to those available to one or more of the other indemnified parties and that separate counsel for such indemnified party is prudent under the circumstances. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that
                                             --------  -------
such written consent was not unreasonably withheld.

      12.  CONTRIBUTION.  In order to provide for contribution in circumstances in which the indemnification provided for in Section 11 hereof is for any reason held to be unavailable from the Company or the Selling Stockholders or is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Stockholders and the U.S. Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Selling Stockholders, any contribution received by the Company and the Selling Stockholders from persons, other than one or more of the U.S. Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company, the Selling Stockholders and one or more of the U.S. Underwriters may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, and the U.S. Underwriters, respectively, from the offering of the U.S. Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 11 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Stockholders, and the U.S. Underwriters, respectively, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders, and the U.S. Underwriters, respectively, shall be deemed to be in the same proportion as (i) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders and (ii) the underwriting discounts and commissions received by the U.S. Underwriters, respectively, in each case as set forth in the table on the cover page of the U.S. Prospectus. The relative fault of the Company and the Selling Stockholders, and of the U.S. Underwriters, respectively, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders, or the U.S. Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. The Selling Stockholders' and the U.S. Underwriters' obligations in this Section 12 to contribute are several and not joint. Notwithstanding the provisions of this Section 12, (i) in no case shall any U.S. Underwriter be required to contribute any amount in excess of the amount by which the aggregate public offering price of the U.S. Shares underwritten by it and distributed to the public exceeds the amount of any damages that such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or such omission or alleged omission, (ii) in no case shall any Selling Stockholder be required to contribute any amount in excess of the amount which such Selling Stockholder would be required to pay if the indemnification obligation provided in Section 11 were available and sufficient or in excess of the amount by which the product of the number of U.S. Shares sold by such Selling Stockholder and the Purchase Price exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or such omission or alleged omission and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 12, each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act shall have the same rights to contribution as such U.S. Underwriter and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 12. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 12, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 12 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written
                             --------  -------
consent was not unreasonably withheld.

      13. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the U.S. Underwriters, the Company and the Selling Stockholders contained in this Agreement, including without limitation the agreements contained in Sections 7, 8 and 9 hereof, the indemnity agreements contained in Section 11 hereof and the contribution agreements contained in Section 12 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the U.S. Underwriters or any controlling person of any U.S. Underwriter or by or on behalf of the Company, any of its officers and directors, or the Selling Stockholders, and shall survive delivery of the U.S. Shares to and payment for the U.S. Shares by the U.S. Underwriters. The representations contained in Sections 3 and 4 hereof and the agreements contained in Sections 7, 8, 9, 11, 12 and 15(d) hereof shall survive the termination of this Agreement including pursuant to Section 14 or 15 hereof.

      14.  DEFAULT BY A U.S. UNDERWRITER.

      (a) If any U.S. Underwriter or U.S. Underwriters shall default in its or their obligation to purchase Firm U.S. Shares or Additional U.S. Shares hereunder, and if the Firm U.S. Shares or Additional U.S. Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made pursuant to subsection 14(b) below) exceed in the aggregate 10% of the number of shares of Firm U.S. Shares or Additional U.S. Shares, as the case may be, that all U.S. Underwriters have agreed to purchase hereunder, then such Firm U.S. Shares or Additional U.S. Shares to which the default relates shall be purchased by the non-defaulting U.S. Underwriters in proportion to the respective proportions that the numbers of Firm U.S. Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm
                    ----------
U.S. Shares set forth opposite the names of the non-defaulting U.S.
Underwriters.

      (b) If such default relates to more than 10% of the Firm U.S. Shares or Additional U.S. Shares, as the case may be, you may, in your discretion, arrange for another party or parties (including any non-defaulting U.S. Underwriter or U.S. Underwriters who so agree) to purchase such Firm U.S. Shares or Additional U.S. Shares, as the case may be, to which such default relates on the terms contained herein. If within five (5) calendar days after such a default you do not arrange for the purchase of the Firm U.S. Shares or Additional U.S. Shares, as the case may be, to which such default relates as provided in this Section 14, this Agreement (or, in the case of a default with respect to the Additional U.S. Shares, the obligations of the U.S. Underwriters to purchase and of the Selling Stockholders to sell the Additional U.S. Shares) shall thereupon terminate, without liability on the part of the Company or the Selling Stockholders with respect thereto (except in each case as provided in Sections 9, 11(a) and 12 hereof) or the several non-defaulting U.S. Underwriters (except as provided in Sections 11(b) and 12 hereof), but nothing in this Agreement shall relieve a defaulting U.S. Underwriter or U.S. Underwriters of its or their liability, if any, to the other several U.S. Underwriters, the Company and the Selling Stockholders for damages occasioned by its or their default hereunder.

      (c) If the Firm U.S. Shares or Additional U.S. Shares to which the default relates are to be purchased by the non-defaulting U.S. Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five (5) business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the U.S. Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the U.S. Prospectus that, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "U.S. Underwriter" as used in this Agreement shall include any party substituted under this Section 14 with like effect as if it had originally been a party to this Agreement with respect to such Firm U.S. Shares and Additional U.S. Shares.

      15.  EFFECTIVE DATE OF AGREEMENT; TERMINATION.

      (a) This Agreement shall become effective upon the later of (i) when you and the Company shall have received notification of the effectiveness of the Registration Statement and (ii) the execution and delivery of this Agreement by the parties hereto. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fourth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, this Agreement may be terminated by the Company by notifying you or by you by notifying the Company without any liability of any party to any party hereunder. Notwithstanding the foregoing, the provisions of this Section 15 and of Sections 9, 11, 12 and 13 hereof shall at all times be in full force and effect.

      (b) This Agreement and the obligations of the U.S. Underwriters hereunder may be terminated by you by written notice to the Company at any time at or prior to the Closing Date (and, with respect to the Additional U.S. Shares, the Additional Closing Date), without liability (other than with respect to Sections 11 and 12) on the part of any U.S. Underwriter to the Company and the Selling Stockholders if, on or prior to such date, (i) the Company or the Selling Stockholders shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the U.S. Underwriters set forth in Section 10 hereof is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on either exchange or such market by the Commission, or by either exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by Federal or New York State authorities, (v) there is a downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act),
(vi) there shall have occurred any outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in your judgment, to make it inadvisable or impracticable to proceed with the sale and delivery of the Shares on the terms and in the manner contemplated in the Prospectuses, (vii) in your reasonable opinion any material adverse change shall have occurred since the respective dates as of which information is given in the Registration Statement or the Prospectuses affecting the business, prospects, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business other than as set forth in the Prospectuses or contemplated thereby, (viii) there shall have occurred such a material adverse change in the financial markets in the United States such as, in your judgment, makes it inadvisable or impracticable to proceed with the sale and delivery of the Shares on the terms and in the manner contemplated in the Prospectuses, or (ix) there shall have been any enactment, proposal, publication, decree or other promulgation of any foreign or United States federal or state statute, regulation, rule or order of any court or other governmental authority that would, in your reasonable judgment, make it inadvisable or impracticable to proceed with the sale and delivery of the Shares on the terms and in the manner contemplated in the Prospectuses. Your right to terminate this Agreement will not be waived or otherwise relinquished by their failure to give notice of termination prior to the time that the event giving rise to the right to terminate shall have ceased to exist, provided that notice is given prior to the Closing Date (and, with respect to the Additional U.S. Shares, the Additional Closing Date).

      (c) Any notice of termination pursuant to this Section 15 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter.

      (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to notification by you as provided in subsection 15(a) or 15(b) hereof), or if the sale of the U.S. Shares provided for herein is not consummated because any condition to the obligations of the U.S. Underwriters set forth herein is not satisfied (other than with respect to Section 10(n) hereof as a result of a default by the Managers in the purchase of the International Shares) or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof (other than by reason of a default of the U.S. Underwriters), the Company agrees, subject to demand by you, to reimburse the U.S. Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of Underwriters' Counsel), incurred by the U.S. Underwriters in connection herewith.

      16. NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any one or more of the U.S. Underwriters, shall be hand delivered, telexed, telegraphed or faxed to each such U.S. Underwriter in care of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department (Fax No. 212-272-3092); if sent to the Company, shall be hand delivered, telexed, telegraphed or faxed to the Company, to Vail Resorts, Inc., Post Office Box 7, Vail Colorado 81658, Attention: James S. Mandel, Esq. with a copy to James J. Clark, Esq., Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005; and if sent to any Selling Stockholders, shall be hand delivered, telexed, telegraphed or faxed to the appropriate party as follows: to Meadow Walk Limited Partnership, c/o Icahn Associates Corp., 114
W. 47th Street, New York, New York 10036, (Fax No. 212-921-3359); to George N. Gillett, Jr., c/o Booth Creek Inc., 1000 South Frontage Road West, Suite 100, Vail, Colorado 81657 (Fax No. 970-479-0291); Apollo Ski Partners, L.P., 2 Manhattanville Road, Purchase, New York, 10577 (Fax No. 914-694-8032).

      17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

      18. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, each of the U.S. Underwriters, the Company and the Selling Stockholders, and the controlling persons, directors, officers, employees and agents referred to in Sections 11 and 12 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of U.S. Shares from the U.S. Underwriters.

      19. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of New York.

      20. DEFINITION OF BUSINESS DAY. For the purposes of this Agreement, "business day" means any day on which the New York Stock Exchange is open for trading.

      If the foregoing correctly sets forth the complete agreement among the U.S. Underwriters, the Company and the Selling Stockholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                              Very truly yours,

                              VAIL RESORTS, INC.

                              _____________________________
                              Name:
                              Title:


                              SELLING STOCKHOLDERS

                              APOLLO SKI PARTNERS, L.P.

                              By:   Apollo Investment Fund, L.P.
                              By:   Apollo Advisors, L.P.
                              By:   Apollo Capital Management, Inc.

                              By:___________________________
                              Name:
                              Title:

                              MEADOW WALK LIMITED PARTNERSHIP


                              By:___________________________
                              Name:
                              Title:



                              ______________________________
                              GEORGE N. GILLETT, JR.

Accepted as of the date first
above written.

BEAR, STEARNS & CO. INC.
FURMAN SELZ LLC
GOLDMAN, SACHS & CO.
SALOMON BROTHERS INC
SCHRODER WERTHEIM & CO.
SMITH BARNEY INC.
  Acting severally on behalf
  of themselves and the several
  U.S. Underwriters named in Schedule I
                             ----------
  annexed hereto.

BEAR, STEARNS & CO. INC.

____________________
Name:
Title:


FURMAN SELZ LLC

____________________
Name:
Title:


GOLDMAN, SACHS & CO.


____________________
Name:
Title:


SALOMON BROTHERS INC

____________________
Name:
Title:

SCHRODER WERTHEIM & CO.

___________________
Name:
Title:


SMITH BARNEY INC.


____________________
Name:
Title:

                                  SCHEDULE I



                                                             Number of
                                                      Firm U.S. Shares
Name of U.S. Underwriter                               to be Purchased
------------------------                               ---------------

Bear, Stearns & Co. Inc...............................................
Furman Selz LLC ......................................................
Goldman, Sachs & Co...................................................
Salomon Brothers Inc..................................................
Schroder Wertheim & Co. ..............................................
Smith Barney Inc. ....................................................

                                    TOTAL                    8,400,000

                                  SCHEDULE II



                                      Number of             Maximum Number
                                      Firm U.S.             of Additional U.S.
Name of Selling Stockholder           Shares to be Sold     Shares to be Sold
---------------------------           -----------------     -----------------

Apollo Ski Partners, L.P.             2,368,000               632,000

Meadow Walk Limited Partnership       1,760,000               408,798

George N. Gillett, Jr.                  272,000               219,202

                                      =========             =========
Totals                                4,400,000             1,260,000

                                 SCHEDULE III

                             MATERIAL SUBSIDIARIES


                                           Jurisdiction of
Name                                       Incorporation
----                                       -------------

Vail Holdings, Inc.                           Colorado
The Vail Corporation                          Colorado
Vail Associates Investments, Inc.             Colorado
Vail Trademarks, Inc.                         Colorado
Vail Associates Real Estate Group, Inc.       Colorado
Beaver Creek Consultants, Inc.                Colorado
Beaver Creek Associates, Inc.                 Colorado
Vail/Beaver Creek Resort Properties, Inc.     Colorado
Vail Food Services, Inc.                      Colorado
Piney River Ranch, Inc.                       Colorado
Vail/Arrowhead, Inc.                          Colorado
Beaver Creek Food Services, Inc.              Colorado
Vail Associates Holdings, Ltd.                Colorado
Vail Associates Real Estate, Inc.             Colorado
Vail Associates Consultants, Inc.             Colorado
Vail Associates Management Company            Colorado
Vail Associates Ranch and Land Company        Colorado
Ralston Resorts, Inc.                         Colorado
Keystone Conference Services, Inc.            Colorado
Keystone Food and Beverage Company            Colorado
Keystone Property Management Company          Colorado
Keystone Development Sales Inc.               Colorado

                                  SCHEDULE IV

                          SUBSIDIARIES OF THE COMPANY


                                                                                  Percent
Name                                                      Jurisdiction           of Equity
----                                                      ------------           ---------
Vail Holdings, Inc.                                        Colorado                  100%
The Vail Corporation                                       Colorado                   100
Avon Partners II, Limited Liability Company                Colorado                    50
Vail Associates Investments, Inc.                          Colorado                   100
Vail Trademarks, Inc.                                      Colorado                   100
Vail Associates Real Estate Group, Inc.                    Colorado                   100
Beaver Creek Consultants, Inc.                             Colorado                   100
Beaver Creek Associates, Inc.                              Colorado                   100
Vail/Beaver Creek Resort Properties, Inc.                  Colorado                    80
Vail Food Services, Inc.                                   Colorado                   100
Piney River Ranch, Inc.                                    Colorado                   100
Vail/Arrowhead, Inc.                                       Colorado                   100
Beaver Creek Food Services, Inc.                           Colorado                   100
Vail Associates Holdings, Ltd.                             Colorado                   100
Vail Associates Real Estate, Inc.                          Colorado                   100
Vail Associates Consultants, Inc.                          Colorado                    80
Vail Associates Management Company                         Colorado                   100
Vail Associates Ranch and Land Company                     Colorado                   100
Slifer, Smith & Frampton/Vail Associates Real Estate,
L.L.C.                                                     Colorado                    50
Gillett Group Management, Inc.                             Delaware                   100
Gillett Broadcasting of Maryland, Inc.                     Delaware                   100
GHTV, Inc.                                                 Delaware                   100
Gillett Broadcasting, Inc.                                 Delaware                   100
Ralston Resorts, Inc.                                      Colorado                   100
Keystone Conference Services, Inc.                         Colorado                   100
Keystone Food and Beverage Company                         Colorado                   100
Keystone Property Management Company                       Colorado                   100
Keystone Development Sales Inc.                            Colorado                   100
Ski The Summit                                             Colorado                   100
Clinton Ditch & Reservoir                                  Colorado                   100
Keystone Intrawest LLC                                     Colorado                   100

                                  SCHEDULE V

                                     None




                                  SCHEDULE VI

                                     None